EXHIBIT 99.1

ABBEVILLE CAPITAL CORPORATION

203 S. MAIN STREET

ABBEVILLE, SOUTH CAROLINA 29620

SPECIAL SHAREHOLDERS MEETING

                    , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ABBEVILLE CAPITAL CORPORATION, hereby constitutes and appoints Thomas D. Sherard, Jr. and Patricia P. Howie, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on                     , 2003 at the Special Meeting of Shareholders to be held on                     , 2004 at             p.m. (Eastern Time) or at any and all adjournments thereof.

Proposal:	To approve and adopt the Merger Agreement and Plan of Merger, dated as of October 15, 2003, between Abbeville Capital Corporation and Community Capital Corporation, providing for the merger of Abbeville Capital Corporation with and into Community Capital Corporation, as described in the Proxy Statement/Prospectus dated ___________, 2004.

In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

FOR	AGAINST	ABSTAIN
☐	☐	☐

IMPORTANT: Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.	The undersigned instructs that this proxy be voted as marked

Dated: ________________

(Signature of Shareholder)

(Signature if held jointly)

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

IF YOU PLAN TO ATTEND THE SPECIAL SHAREHOLDERS MEETING IN PERSON, PLEASE CHECK THIS BOX. ☐